PRESS RELEASE

eHealth, Inc. Updates Guidance for Fiscal Year 2025 Following Strong AEP Performance

AUSTIN, Texas, December 18, 2025 — eHealth, Inc. (Nasdaq: EHTH), a leading private online health insurance marketplace, today provided commentary on its Annual Enrollment Period (AEP) performance and updated its guidance ranges for the fiscal year ending December 31, 2025.

“Our brand strength, best-in-class telesales organization, and broad carrier portfolio positioned eHealth to deliver another outstanding AEP,” said Derrick Duke, Chief Executive Officer of eHealth. “eHealth’s differentiated value proposition resonated with beneficiaries, driving high-intent traffic to our platform and enabling us to strategically shift away from third-party marketing toward our most profitable direct channels. eHealth delivered AEP enrollments and revenue within expectations while outperforming on profitability, demonstrating the power of our focused execution and operational agility.”

AEP Operational Highlights
•AEP enrollment volume was in line with last year’s, reflecting another period of significant changes in the Medicare Advantage (“MA”) market and our strategic decision to focus on quality.
•Direct branded channels contributed a greater share of total MA agency enrollments during the AEP versus a year ago. These channels typically generate better lead quality and drive stronger retention.
•Deployment of Artificial Intelligence (“AI”) screeners enhanced marketing yield and improved sales efficiency.
•eHealth expects to post a meaningful year-over-year increase in fourth quarter MA constrained lifetime value (“LTV”) of commissions, reflecting higher MA commission rates for plan year ’26 and a favorable persistency trend.
•Last year’s AEP cohort, enrolled in a similarly active consumer environment, continued to outperform its predecessor in terms of retention, based on data available as of December 18, 2025.

Updated 2025 Guidance

Based on information available as of December 18, 2025, eHealth is revising its guidance ranges for the full year ending December 31, 2025:
•Total revenue is expected to be in the range of $540.0 million to $560.0 million, compared to the prior range of $525.0 million to $565.0 million.
•GAAP net income (loss) is expected to be in the range of $30 million to $45 million, compared to the prior range of $9.0 million to $30.0 million.
•Adjusted EBITDA(1) is expected to be in the range of $80 million to $95 million, compared to the prior range of $60 million to $80 million.
•Operating cash flow is expected to be in the range of $(25.0) million to $0 million, compared to the prior range of $(25.0) million to $10.0 million.

The above guidance includes the impact of positive net adjustment revenue which is expected to be in the range of $40 million to $45 million, compared to the previous range of $40 million to $43 million.

These expectations are forward-looking statements, and eHealth assumes no obligation to update these statements. Actual results may differ materially and are affected by the risk factors and uncertainties identified in this press release and in eHealth’s annual and quarterly reports filed with the Securities and Exchange Commission.
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(1) See the end of this press release for a definition of our non-GAAP financial measure along with a reconciliation to the most comparable GAAP financial measure.

About eHealth, Inc.

We’re Matchmakers. For over 25 years, eHealth has helped millions of Americans find the healthcare coverage that fits their needs at a price they can afford. As a leading independent licensed insurance agency and advisor, eHealth offers access to over 180 health insurers, including national and regional companies.

For more information, visit eHealth.com or follow us on LinkedIn, Facebook, Instagram, and X. Open positions can be found on our career page.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding factors that impacted our Annual Enrollment Period (AEP) performance; our expectations regarding our business, operations, initiatives and strategies; our expected operating and financial performance for the 2025 fiscal year; our 2025 annual guidance for total revenue, GAAP net income (loss), adjusted EBITDA and operating cash flow; our estimates for positive net adjustment revenue and its expected impacts on our 2025 annual guidance; our expectation for the AEP enrollment cohort and its expected impact on our financial condition; our estimates regarding Medicare Advantage approved members and Medicare approved members for the fourth quarter of 2025; our expectation for improvement in our LTV; our expectation for improvement in margin for the fourth quarter of 2025; our expectation regarding MA commission rates for plan year 2026, timing of receipt of commission and payment practices of health insurance carriers; our expected result of our investments in technology and digital initiatives, including AI, on our financial and operating condition and performance; our expectations regarding market opportunity, consumer demand and our competitive advantage; and other statements regarding our future operations, financial condition, prospects and business strategies. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made. In particular, we are required by Accounting Standards Codification 606 — Revenue from Contracts with Customers to make numerous assumptions that are based on historical trends and our management’s judgment. These assumptions may change over time and have a material impact on our revenue recognition, guidance, and results of operations. Please review the assumptions stated in this press release carefully.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, our ability to retain existing members and enroll new members during the annual healthcare open enrollment period, the Medicare annual enrollment period, the Medicare Advantage open enrollment period and other special enrollment periods; changes in laws, regulations and guidelines, including in connection with healthcare reform or with respect to the marketing and sale of Medicare plans; competition, including competition from government-run health insurance exchanges marketplaces, and other sources; the seasonality of our business and the fluctuation of our operating results; our ability to accurately estimate membership, lifetime value of commissions and commissions receivable; changes in product offerings among carriers on our ecommerce platform and changes in our estimated conversion rate of an approved member to a paying member and the resulting impact of each on our commission revenue; the concentration of our revenue with a small number of health insurance carriers; our ability to execute on our growth strategy and other business initiatives; changes in our senior management or other key employees; our ability to recruit, train, retain and ensure the productivity of licensed insurance agents, or benefit advisors, and other personnel; exposure to security risks and our ability to safeguard the security and privacy of confidential data; our relationships with health insurance carriers; the success of our carrier advertising and sponsorship program; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to effectively manage our operations as our business evolves and execute on our business plan and other strategic initiatives; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; changes in the market for private health insurance; consumer satisfaction of our service and actions we take to improve the quality of enrollments; changes in member conversion rates; changes in commission rates; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy-eligible individuals through government-run health insurance exchanges and marketplaces; our ability to derive desired benefits from investments in our business, including membership growth and retention initiatives; our reliance on marketing partners; the success and cost of our marketing efforts, including branding, online advertising, direct-to-consumer mail, email, social media, telephone, SMS text, television, radio and other marketing efforts; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; dependence on our operations in China; the restrictions in our debt obligations; the restrictions in our investment agreement with our convertible preferred stock investor; our ability to raise additional capital, including debt or equity financings, on terms acceptable to us or at all; compliance with insurance, privacy, cybersecurity and other laws and regulations; the outcome of litigation, government enforcement actions or regulatory inquiries in which we are or may from time to time be involved, including the complaint filed against us and certain defendants by the U.S. Attorney’s Office for the District of Massachusetts on May 1, 2025 alleging the violation of the Federal False Claims Act; the performance, reliability and availability of our information technology systems, ecommerce platform and underlying network infrastructure, including any new systems we may implement; our ability to deploy new and evolving technologies, such as artificial intelligence; public health crises, pandemics, natural disasters and other extreme events; general economic and macroeconomic conditions, including the risks of potential delays, reductions or disruptions in payments from a prolonged government shutdown, inflation, recession, political events, instability or geopolitical tensions, tariffs and trade tensions or other international disputes, financial, banking and credit market disruptions; our ability to effectively administer our self-insurance program; and other risks and uncertainties related to our business. Other factors that could cause our operating, financial and other results to differ are described in our most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange

Commission and available on the Investor Relations page of our website at https://ir.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov.

All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Information

This press release includes adjusted EBITDA, a financial measure that is not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Adjusted EBITDA is calculated by excluding dividends for preferred stock and change in preferred stock redemption value (together the “impact from preferred stock”), provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, impairment, restructuring and other charges, interest expense, other income (expense), net, and other non-recurring charges from GAAP net income (loss) attributable to common stockholders. Other non-recurring charges to GAAP net income (loss) attributable to common stockholders may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments and the cumulative effect of a change in accounting principles.

eHealth believes that the presentation of adjusted EBITDA provides important supplemental information to management and investors regarding financial and business trends relating to eHealth’s financial condition and results of operations. Management believes that the use of adjusted EBITDA provides consistency and comparability with eHealth’s past financial reports. Management also believes that adjusted EBITDA provides an additional measure of eHealth’s operating results and facilitates comparisons of eHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate eHealth’s ongoing operations. eHealth believes that adjusted EBITDA is useful to investors in their assessment of eHealth’s operating performance.

Adjusted EBITDA is not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Adjusted EBITDA has limitations in that it does not reflect all of the revenue and costs associated with the operations of eHealth’s business and does not reflect income tax as determined in accordance with GAAP. As a result, you should not consider this measure in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. eHealth expects to continue to incur the stock-based compensation costs, depreciation and amortization and interest expense as described above, and exclusion of these costs, and their related income tax benefits, from adjusted EBITDA should not be construed as an inference that these costs are unusual or infrequent. eHealth compensates for these limitations by prominently disclosing GAAP net income (loss) and providing investors with a reconciliation from eHealth’s GAAP net income (loss) to adjusted EBITDA for the relevant periods.

The accompanying table provides more details on guidance GAAP net income (loss) attributable to common stockholders, which is the most directly comparable GAAP financial measure to adjusted EBITDA, a non-GAAP financial measure, and the related reconciliation between these financial measures.

Non-GAAP Financial Information Reconciliation – Fiscal Year 2025 Guidance (in millions, unaudited)

	Year Ended December 31, 2025
	Low	High
GAAP net loss attributable to common stockholders	$(20)	$(5)
Impact from preferred stock	50	50
GAAP net income	$30	$45
Stock-based compensation expense	16	14
Depreciation and amortization	14	13
Impairment, restructuring and other charges	2	2
Interest expense	11	10
Other income, net	(3)	(4)
Provision for income taxes	10	15
Adjusted EBITDA	$80	$95

Investor Relations Contact:
Kate Sidorovich, CFA
Senior Vice President, IR & Corporate Development
investors@ehealth.com